                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A


                        Amendment No. to Current Report

                    Pursuant to Section 13 or 15 (d) of the

                      Securities and Exchange Act of 1934

Date of Report                                                 November 13, 1998



                        TSI INTERNATIONAL SOFTWARE LTD.

         Delaware                          0-22667           06-1132156
------------------------------             -----------       ------------------
(State or other jurisdiction               (Commission       (I.R.S. Employer
     of incorporation)                     File Number)      Identification No.)

     45 Danbury Road
    Wilton, Connecticut                    06897
---------------------------------------    -----------
(address of principal executive offices    (zip code)


Registrant's telephone number, including area code           203-761-8600
                                                             ------------------


The undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions of its current report on Form 8-K, originally filed with the Securities and Exchange Commission on November 30, 1998 (the "Form 8-K") as set forth in the pages attached.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial Statements:

       The following financial statements of the business acquired are attached hereto:


Index to Financial Statement of Software Consulting Partners, Inc.              F-1

Report of Independent Accountants                                               F-2

Statement of Assets to be Acquired and Liabilities to be
   Assumed as of June 30, 1998 and September 30, 1998 (unaudited)               F-3

Statement of Direct Revenues and Direct Operating Expenses for the year
   Ended June 30, 1998 and through the nine month period
   Ended September 30, 1998 (unaudited)                                         F-4

Notes to Financial Statements                                                   F-5

     (b) Pro Forma Financial Information:

     The following unaudited pro forma consolidated condensed financial statements are attached hereto:

Unaudited pro forma condensed consolidated financial information                F16

Unaudited pro forma condensed consolidated balance sheet
   As of September 30, 1998                                                     F17

Unaudited pro forma condensed consolidated statements of earnings for the Fiscal year ended December 31, 1997 and the nine-month period
   Ended September 30, 1998                                                   F-18

Notes to unaudited pro forma condensed consolidated
 financial information                                                        F-19

(b)  Exhibits:


                         INDEX TO FINANCIAL STATEMENTS





                                                                           Page
                                                                           ----

Software Consulting Partners, Inc.

Report of Independent Auditors                                             F-2


Statement of Assets to be Acquired and Liabilities to be
   Assumed as of June 30, 1998 and September 30, 1998 (unaudited)          F-3

Statement of Direct Revenues and Direct Operating Expenses for the year
   Ended June 30, 1998 and the three month period
   Ended September 30, 1998 (unaudited)                                    F-4

Notes to Financial Statements                                              F-5

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Software Consulting Partners, Inc.
Media, Pennsylvania

We have audited the accompanying statement of assets to be acquired and liabilities to be assumed of Software Consulting Partners, Inc. as of June 30, 1998 and the related statement of revenue and direct operating expenses for the year ended June 30, 1998. These financial statements are the responsibility of Software Consulting Partner, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets to be acquired and liabilities to be assumed and the related statement of revenues and direct operating expenses present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the Software Consulting Partners, Inc. as of June 30, 1998, and its revenues and direct operating expenses for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared for the purpose of substantially complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the report on Form 8-K of TSI International Software, LTD, as described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations and cash flows of the Software Consulting Partners, Inc.



                                COGEN SKLAR LLP


Bala Cynwyd, Pennsylvania
January 12, 1999

                       SOFTWARE CONSULTING PARTNERS, INC.
        STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED


                                                               September 30
                                                    June 30,       1998
ASSETS                                                1998      (Unaudited)
                                                   ----------  -------------

CURRENT ASSETS
      Marketable securities                        $    5,421    $    5,421
      Accounts receivable (net of allowance for
         Doubtful accounts of $300,000 and
         $400,000, respectively)                    1,565,042       994,277
      Employee advances                                29,891         1,975
      Unbilled revenue                                 24,195       142,625
      Prepaid expenses                                 41,754        12,738
                                                   ----------    ----------
                                                    1,666,303     1,157,036
                                                   ----------    ----------

INVESTMENT  AFFILIATE                                     862        52,732
                                                   ----------    ----------

PROPERTY AND EQUIPMENT  Net                           281,773       252,613
                                                   ----------    ----------

OTHER ASSETS
      Organization costs (net of accumulated
         Amortization of $1,784
         and $1,901, respectively)                        561           444
      Security Deposits                                10,058        13,166
                                                   ----------    ----------
                                                       10,619        13,610
                                                   ----------    ----------

TOTAL ASSETS                                       $1,959,557    $1,475,991
                                                   ==========    ==========


      LIABILITIES

CURRENT LIABILITIES
   Cash overdraft                                  $  225,835    $  171,581
   Line of credit                                     850,000     1,500,000
   Current portion of long-term debt                  400,000       393,333
   Accounts payable                                   758,807       732,162
   Payroll taxes payable and other payables           122,529        76,349
   Accrued payroll                                    170,000       188,591
   Loan payable  affiliate                            388,814       503,376
   Accrued expenses                                         -       508,893
                                                   ----------    ----------

TOTAL LIABILITIES                                   2,915,985     4,074,285
                                                   ----------    ----------

NET LIABILITIES                                    $  956,428    $2,598,294
                                                   ==========    ==========


    The accompanying notes are an integral part of the financial statements.

                       SOFTWARE CONSULTING PARTNERS, INC.
              STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES





                                                           Three Months Ended
                                           Year Ended      September 30, 1998
                                         June 30, 1998         (Unaudited)
                                         -------------    --------------------


REVENUES                                 $ 8,082,923            $ 1,896,943
                                         -----------            -----------

DIRECT OPERATING EXPENSES
   Cost of revenue                         5,659,174              2,090,200
   Selling general and administrative      3,431,509              1,127,784
                                         -----------            -----------

TOTAL DIRECT OPERATING EXPENSES            9,090,683              3,217,984
                                         -----------            -----------

EXCESS OF REVENUES OVER DIRECT
 OPERATING EXPENSES                      $(1,007,760)           $(1,321,041)
                                         ============           ============


    The accompanying notes are an integral part of the financial statements.

                       SOFTWARE CONSULTING PARTNERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                JUNE 30, 1998 AND SEPTEMBER 30, 1998 (UNAUDITED)



NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
------------------
The company, which incorporated in August 1994, specializes in implementing application software and offers knowledge transfer through presentations, workshops and classrooms and computer-based training.

Basis of Accounting
-------------------
On November 13, 1998 subject to certain conditions TSI International Software Ltd. (TSI) will issue shares of its common stock for all of the issued and outstanding stock of the company. As part of this acquisition TSI will acquire substantially all of the assets of the company and assume certain stated liabilities. The accompanying financial statements present the assets to be acquired and liabilities to be assumed and the direct revenues and direct operating expenses of the company based upon the structure of the transaction as described in the Agreement; this transaction is herein referred to as the "Acquisition."

The financial statements have been prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for business combinations accounted for as a purchase and are not intended to be a complete presentation of the financial position, results of operations and cash flows of the company.

Revenue Recognition
-------------------
Consulting and training revenue is recognized as services are performed.

Marketable Securities
---------------------
The company's investments in marketable equity securities are classified as available for sale and recorded at market value. Unrealized holding gains (losses) on such securities are recorded as a separate component of stockholders' equity.

Depreciation
------------
The cost of property and equipment is depreciated over the estimated useful lives of the related assets. For financial reporting purposes, the cost of leasehold improvements is depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets. For income tax purposes, the cost of leasehold improvements is depreciated over the income tax lives of the assets. Depreciation is computed on the straight line and accelerated methods for both financial reporting and income tax purposes.

Estimates
---------
The preparation of financial statements is in conformity with generally accepted accounting principles requires the use of estimates based on management's knowledge and experience. Accordingly, actual results could differ from those estimates.

NOTE 2  MARKETABLE SECURITIES

Following is a summary of investment securities classified as available for sale:


                                                       Gross          Gross
                             Market     Amortized   Unrealized      Unrealized
                          (Fair) Value    Cost     Holding Gains  Holding Losses
                          ------------  ---------  -------------  --------------

June 30, 1998 and
   September 30, 1998
   (unaudited)
     Equity securities          $5,421     $1,288         $4,133    $        -
                          ============  =========  =============  ==============


NOTE 3  INVESTMENT AFFILIATE

Balance represents company's investment in its newly formed wholly owned Netherland subsidiary carried at cost.


NOTE 4  PROPERTY AND EQUIPMENT

Property and equipment consist of the following


                                               September 30,
                                     June 30,       1998
                                       1998     (Unaudited)
                                     --------  --------------

   Furniture and fixtures            $ 96,900       $ 93,580
   Computer and equipment             323,512        328,344
   Leasehold Improvements              76,436         76,436
                                     --------       --------
                                      496,848        498,360
   Less: Accumulated depreciation     215,075        245,747
                                     --------       --------

                                     $281,773       $252,613
                                     ========       ========


NOTE 5  LINE OF CREDIT

The company has a line of credit with a bank for $1,500,000, with interest payable at the bank prime rate plus 1.25% expiring December 31, 1998. Outstanding borrowings under the line were $850,000 and $1,500,000 as of June 30, 1998 and September 30, 1998. This line is guaranteed by the stockholder of the company and an affiliate, in which the stockholder of the company is a partner. All assets of the company and the affiliate are pledged as collateral for this line of credit.

The company's line of credit agreement includes various covenants, including minimum tangible net worth financial statement ratios and negative covenants.

At June 30, 1998 and September 30, 1998 the company did not meet the covenants and, consequently, the loans have been classified as current.


NOTE 6  LONG-TERM DEBT

Long-term debt consist of the following:


                                                                 September 30,
                                                       June 30,       1998
                                                         1998     (Unaudited)
                                                       --------  --------------

     Note payable to bank in monthly installments
       Of $6,667, plus interest at prime plus 1.76%
       Through August 2003.                            $400,000       $393,333

     Less:  current portion                             400,000        393,333
                                                       --------       --------

                                                       $      -       $      -
                                                       ========       ========

The minimum annual repayment requirements on long-term debt as of June 30, 1998 are as follows:


                                            YEARS ENDING JUNE 30,     AMOUNT
                                           ----------------------    --------

                                                     1999            $ 73,333
                                                     2000              80,000
                                                     2001              80,000
                                                     2002              80,000
                                                     2003              80,000
                                                     2004               6,667
                                                                     --------
                                                                     $400,000
                                                                     ========



The company's bank loan agreement includes various covenants, including maintenance of working capital and other financial statement ratios and a prohibition against incurring further indebtedness, paying dividends, changes in capital stock, and the transfer, sale or lease of significant assets. Additionally, the stockholders have personally guaranteed substantially all indebtedness.

At June 30, 1998 and September 30, 1998 the company did not meet the covenants for maintenance of working capital and other financial statement ratios and, consequently the loan has been classified as current.

NOTE 7  LOAN PAYABLE  AFFILIATE

Balance represents amounts advanced from an affiliated company which are payable on demand.


NOTE 8  OPERATING LEASES

For the years ended June 30, 1998 total rental expenses under leases amounted to $222,093. At June 30, 1998, the company was obligated under various non-cancelable operating lease arrangements for office facilities and equipment as follows:


                                         YEARS ENDING JUNE 30,    AMOUNT
                                        -----------------------  ---------

                                                 1999             $365,781
                                                 2000              405,612
                                                 2001              332,284
                                                 2002              258,312
                                                 2003              266,160
                                                 2004              135,048
                                                                ----------

                                                                $1,763,197
                                                                ==========



The company also leases space on a month to month basis.


NOTE 9  MAJOR CUSTOMER

For three months ended September 30, 1998 and for the year ended June 30, 1998 approximately 22% and 18% of the company's revenue was derived from one customer.

Item 7 (b) Pro Forma Financial Information
Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information (the pro forma financial information) set for the below is presented to reflect the pro forma effects of the acquisition by TSI International Software (TSI) of certain assets and liabilities of Software Consulting Partners, Inc. (SCP).

The unaudited pro forma financial information is based on, and should be read together with: the historical financial statements of TSI as of and for the year ended December 31, 1997; the unaudited financial statements of TSI as of and for the nine month period ended September 30, 1998; and the historical financial statements of SCP as of and for the year ended June 30, 1998 and the unaudited financial statements of SCP as of and for the three months ended September 30, 1998. The unaudited pro forma condensed consolidated information is based on certain assumptions and includes the adjustments described herein and in the notes to the pro forma financial information.

The unaudited pro forma condensed consolidated balance sheet was prepared based on the assumption that the SCP acquisition had taken place on September 30, 1998. The unaudited condensed consolidated statements of earnings for the year ended December 31, 1997 and for the nine months ended September 30, 1998 were prepared based on the assumption that the SCP acquisition had taken place on January 1, 1997. For accounting purposes, the SCP acquisition will be treated as a purchase.

It should be understood that the unaudited pro forma financial statements do not necessarily reflect the actual consolidated financial position or results of operations of the combined entities since, among other factors, actual expenses related to or following the acquisition may be different than amounts assumed or estimated. The pro forma financial information is provided for illustrative purposes only and may not necessarily be indicative of the financial results that would have occurred had the acquisitions been effective on the dates indicated, and should not be viewed as indicative of results of operations or financial position of future periods.

TSI International Software, Inc. and Software Consulting Partners, Inc. unaudited Pro Forma Condensed Consolidated Balance Sheet for the period ended September 30, 1998 (in thousands except shares and per share data):



Proforma Balance Sheet TSI/SCP                 9/30/98  9/30/98      9/30/98    Consolidated
                                                 TSI      SCP      Adjustments
Assets
Current
  Cash                                           26209     -172        -2396         23641
  Investments in Marketable Securities           24474        5            -         24479
  Accounts Receivable less Allowances            13561      994            -         14555
  Current portion in contracts rec. net of
   unearned income                                 479      143            -           622
  Prepaid expenses and other current assets       1107       14            -          1121
                                               -------  -------                      -----
          Total Current Assets                   65830      984                      64418
                                               -------  -------                      -----
Long Term Furniture, Fixtures and Equipment       2291      253         -104          2440
  Investment in Contracts Long Term                210        -            -           210
  Other Assets                                     251       67          290           608
  Goodwill                                           -        -         5458          5458
                                               -------  -------                      -----
TOTAL ASSETS                                     68582     1304                      73134
                                               =======  =======                      =====


Liabilities and Stockholders Equity
Current
  Accounts Payable                                1215      732         1846          3793
  Short term Debt-line of credit                     -     1500        -1500             0
  Current Portion long-term debt                     -      393         -393             0
  Loan Payable  affiliate                            -      503         -503             0
  Accrued Expenses                                3498      774            -          4272
  Current Portion Def. Maintenance Revenue        7015        -            -          7015
                                               -------  -------                      -----
          Total Current Liabilities              11728     3902                      15080
                                               -------  -------                      -----

Long Term
  Long Term Debt                                     -        -            -             -
  Other long term liabilities                       22        -            -            22
  Deferred Maintenance Rev. less current
    Portion                                        335        -            -           335
                                               -------  -------                      -----
Total Liabilities                                12085     3902                      15437
                                               -------  -------                      -----
  Net Liabilities                                                                        0
Stockholders Equity
  Common Stock (.01 par value)                     110                     -           110
  Additional Paid in Capital                     60325                  1200         61525
  Accumulated Deficit                            -3589                     -         -3589
  Cumulative foreign currency tran. Adj.          -349                     -          -349
  Treasury Stock                                     -                     -             -
                                               -------                               -----
          Total Stockholders Equity              56497                               57697
                                               -------                               -----
Total liabilities and Stockholders Equity        68582                               73134
                                               =======                               =====

TSI International Software, Inc. and Software Consulting Partners, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 1997 (in thousands except shares and per share data):


                                              1997   1997
                                               TSI    SCP   Adjustments  Consolidated

Revenues
  Software licensing                          14603      -            -         14603
  Service, maintenance and other              12067   6514            -         18581
                                              -----  -----        -----  ------------
Total Revenues                                26670   6514            -         33184

Cost of Sales                                  3268   4785            -          8053
Gross Profit                                  23402   1729            -         25131
Operating Expenses                            21348   2670            -         24018
Goodwill Amortization                             -      -        -1819         -1819
Borrowing Expenses                             -186    -15            4          -197
Interest Income                                 688      -          -24           664
Income before Taxes                            2556   -956        -1839          -239
Taxes                                            76      -            -            76
Net Income                                     2480   -956        -1839          -315

Net Income per share                 Basic     0.42                             -0.05
                                     Diluted   0.29                             -0.04
Average Shares Outstanding           Basic     5917                              5951
                                     Diluted   8567                              8601


TSI International Software, Inc. and Software Consulting Partners, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the nine months ended September 30, 1998 (in thousands except shares and per share data):



                                                 9/30/98  9/30/98
                                                   TSI      SCP    Adjustments  Consolidated
                                                 -------  -------  -----------  ------------
Revenues
  Software licensing                               19870        -            -         19870
  Service, maintenance and other                   10575     6353            -         16928
                                                 -------  -------        -----         -----
Total Revenues                                     30445    6353                       36798

Cost of Sales                                       3736     5108            -          8844
Gross Profit                                       26709     1245            -         27954
Operating Expenses                                 23546     2679            -         26025
Goodwill Amortization                                  -        -        -1364         -1364
Borrowing Expenses                                     -      -98           98             0
Interest Income                                     1370        -          -81          1289
Income before Taxes                                 4533    -1532        -1347          1754
Taxes                                                565        -            -           565
Net Income                                          3968    -1532        -1347          1089

Net Income per share              Basic             0.38                                0.11
                                  Diluted           0.33                                0.10
Average Shares Outstanding        Basic            10406                               10440
                                  Diluted          12128                               12162


          TSI International Software and Software Consulting Partners Notes To Unaudited Pro Forma Condensed Financial Information
                         (dollar amounts in thousands)

1. The unaudited pro forma condensed consolidated financial statements have been prepared by combining the historical consolidated financial statements of TSI with the historical financial information related to the acquired assets and liabilities of SCP. The unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 1998 have been prepared by combining the unaudited historical financial information of TSI and the acquired SCP business as of and for the nine months ended September 30, 1998. The unaudited proforma condensed consolidated statement of earnings for the year ended December 31, 1997 has been prepared by combining the audited statement of income of TSI for the year ended December 31, 1997 with the unaudited statement of revenues and direct operating expenses of the acquired SCP business for the year ended December 31, 1997.

2. The SCP acquisition is being accounted for using the purchase method of accounting. For purposes of the pro forma financial statements, the estimated excess of acquisition costs over the fair value of net assets acquired (goodwill) is $5,458,000 consisting of the contractual assumption of certain SCP liabilities, the issuance of stock at a market value of 1.2 million, and the costs of the acquisition. The excess of liabilities plus expenses less assets assumed results in goodwill which will be amortized by TSI on a straight line basis over 3 years. The pro forma balance sheet has been adjusted to reflect goodwill as if the purchase accrued on September 30, 1998. The proforma statements of earnings have been adjusted to reflect goodwill amortization expense of $1,819,000 for the year ended December 31, 1998 and $1,364,000 for the nine months ended September 30, 1998 assuming the purchase was made on January 1, 1997.

   The agreement allows for additional payments to be made under an earnout agreement based on meeting certain, profitability, retention and productivity goals, for the twelve month period ending December 31, 1999. This amount, not to exceed 1.2 million, to be paid in additional shares of TSI common stock. In addition, any amounts paid will result in an increase in goodwill at the time of such payment.

   The pro forma balance sheet includes adjustments to reflect

   (a) the payment of SCP bank borrowings and amounts due to affiliates;

   (b) the adjustment to fair value of certain furniture, fixtures, and equipment acquired;

   (c) the estimated net deferred income tax assets arising from the purchase;

   (d) the accrual for additional SCP liabilities which were incurred subsequent to September 30, 1998 but prior to the date of acquisition, and assumed by TSI; and

   (e) the issuance of TSI common stock with a value of $1,200,000

   The pro forma statements of earnings include the following adjustments:

   (a) To reflect the increase in amortization expense due to the amortization of goodwill on a straight-line basis over 3 years; and

   (b) To reflect the decrease in interest expense and decrease in interest income resulting from the payment of SCP bank borrowings and amounts due to affiliates.

                                  SIGNATURE

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     TSI International Software LTD.

Date January 27, 1999                Ira A. Gerard

Item 7b   Exhibits

a) The following exhibits are filed herewith:

   23.01 - Consent of Cogen Sklar LLP, Software Consulting Partners, Independent Accountants